Exhibit (g)(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                CUSTODY AGREEMENT


         Agreement made as of this 8th day of June, 1998, between RIGGS FUNDS, a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at ** (hereinafter called the "Fund"), Riggs Bank, N.A., a national bank having its principal office and place of business at 800 17th Street, N.W., Washington, D.C. 20006 (the "Custodian") and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Subcustodian")

                              W I T N E S S E T H :

WHEREAS, the Custodian acts as the custodian for the securities and money of the Fund;

         WHEREAS, the Fund wishes to reappoint the Custodian as the Custodian for the securities and money of the Fund pursuant to the terms of a new agreement concerning the same;

WHEREAS, the Custodian and the Fund desire to appoint the Subcustodian as a subcustodian of such securities and money; and

         WHEREAS, the Subcustodian desires to serve as such subcustodian on the terms and conditions hereinafter contained in this Custody Agreement;

         NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the Fund, the Custodian and the Subcustodian agree as follows:

ARTICLE I.

DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Act of Insolvency", when used with respect to the Custodian or Subcustodian shall include (i) the appointment of a receiver, conservator, liquidator or trustee for such person, or the consent by such person to any such appointment; (ii) a finding or adjudication by a court or agent of competent jurisdiction of bankruptcy or insolvency of such person; (iii) the filing of a petition by or against such person under any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar law of any jurisdiction, or the consent by such person to the filing of any such petition, which petition is not dismissed or discharged within fifteen (15) days of the filing thereof; (iv) the such person's making of an assignment for the benefit of its creditors, or the admission by such person in writing of its inability to pay its debts as they become due; or (v) any order or finding by any federal financial institutions regulatory agency that such person is `critically undercapitalized' within the meaning of section 38 of the Federal Deposit Insurance Act, as amended.

         2. "Authorized Persons" shall be deemed to include any person, whether or not such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Subcustodian from time to time.

         3. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

         4. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

         5. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian or Subcustodian which is actually received by the Custodian or Subcustodian and signed on behalf of the Fund by any two Authorized Persons, and the term Certificate shall also include Instructions.

         6. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Subcustodian to be such a clearing member.

         7. "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian or Subcustodian as security for, and in consideration of, the Custodian's or Subcustodian's issuance of (a) any Put Option guarantee letter or similar document described in paragraph 8 of Article V herein, or (b) any receipt described in Article V or VII herein.

         8. "Composite Currency Unit" shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

         9. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon time exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.

         10. "Currency" shall mean money denominated in a lawful currency of any country or the European Currency Unit.

         11. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Trustees specifically approving deposits therein by the Custodian or the Subcustodian.

         12. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

         13. "Futures Contract" shall mean a Financial Futures Contract and/or Stock Index Futures Contracts.

         14. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

         15. "FX Transaction" shall mean any transaction for the purchase by one party of an agreed amount in one Currency against the sale by it to the other party of an agreed amount in another Currency.

         16. "Instructions" shall mean instructions communications transmitted by electronic or telecommunications media including S.W.I.F.T., computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an Authorized Person or unsigned) and tested telex.

         17. "Investment Company Act" shall mean the federal Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder.

         18. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant, or a Clearing Member, or in the name of the Fund for the benefit of a broker, dealer, futures commission merchant, or Clearing Member, or otherwise, in accordance with an agreement between the Fund, the Subcustodian and a broker, dealer, futures commission merchant or a Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's or Subcustodian's effecting an appropriate entry in its books and records.

         19. "Money Market Security" shall be deemed to include without limitation, certain Reverse Repurchase Agreements, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

         20. "O.C.C" shall mean the Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.

         21. "Option" shall mean a Call Option, Covered Call Option, Stock Index Option and/or a Put Option.

         22. "Oral Instructions" shall mean verbal instructions actually received by the Subcustodian from an Authorized Person or from a person reasonably believed by the Custodian or Subcustodian to be an Authorized Person.

         23. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

         24. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

         25. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

         26. "Senior Security Account" shall mean an account maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund specifically allocated to such Series shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian or Subcustodian in connection with such transactions as the Fund may from time to time determine.

     27. "Series" shall mean the various portfolios, if any, of the Fund listed on Appendix B hereto as amended from time to time.

         28. "Shares" shall mean the shares of beneficial interest of the Fund, each of which is, in the case of a Fund having Series, allocated to a particular Series.

         29. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

         30. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.

                                   ARTICLE II.

                    APPOINTMENT OF CUSTODIAN AND SUBCUSTODIAN

         1. The Fund hereby constitutes an appoints the Custodian as custodian of the Securities and money at any time owned by the Fund during the period of this Agreement, and delivered or caused to be delivered to the Custodian by the Fund.

         2. The Fund and the Custodian hereby constitute and appoint the Subcustodian as subcustodian of the Securities and money at any time owned by the Fund during the period of this Agreement and delivered or caused to be delivered to the Subcustodian by the Fund or the Custodian. The Custodian, in turn, will deliver or cause to be delivered such Securities and money to the Subcustodian subject to the same specifications made by the Fund as described in the previous sentence. At the direction of the Custodian, the Fund shall deliver or cause to be delivered all Securities or money owned by it directly to the Subcustodian, without the Custodian taking possession thereof, and in so doing the Fund shall make the same specifications as previously provided in this paragraph 2.

         3. The Custodian and Subcustodian hereby accept their respective appointments as Custodian and Subcustodian, respectively and agree to perform the duties thereof as hereinafter set forth.

         4. The Custodian specifically authorizes the Fund to communicate directly with the Subcustodian concerning any and all matters pertaining to the custody of Securities and money of the Fund, and matters properly relating thereto, including those matters provided in Articles IV through XVIII of this Agreement, and the Subcustodian shall be authorized to rely and act on any Instruction or Certificate given by the Fund to the Subcustodian pursuant to any provision thereof, so long as the Subcustodian continues to perform its duties and responsibilities hereunder. Custodian shall have no authority under this Agreement to alter, countermand or modify without the written consent of the Fund any Instruction or Certificate given directly by the Fund to the Subcustodian. The Fund agrees to promptly transmit to Custodian a copy of any Instructions or Certificate given to Subcustodian. It is expressly understood that nothing in this Agreement shall act to relieve Custodian of its duties and responsibilities as such to the Fund, except as provided in Article XIX of this Agreement; provided however, that Custodian shall have no liability or responsibility for any act or omissions of any Foreign Sub-Custodian other than to take such actions, in cooperation with Subcustodian, as are provided in Paragraph 8 of Article XVII hereof.

         5. For the performance of its duties and responsibilities specified hereunder, the Custodian shall be paid such compensation by the Fund, out of the net assets of the Fund, as the Fund and the Custodian shall agree in writing signed by both parties, which writing shall refer to and incorporate the provisions of this Agreement. In turn, for the performance of its duties and responsibilities specified hereunder, the Subcustodian shall be paid such compensation, which shall be paid by the Custodian, as the Custodian and the Subcustodian shall agree in writing signed by both parties, which writing shall refer to and incorporate the provisions of this Agreement. At the election of the Custodian, the Custodian may direct the Fund, with the Fund's consent, to pay directly to the Custodian, out of the compensation owned to it by the Fund hereunder, the compensation owed by the Custodian to the Subcustodian. Any compensation paid by the Fund hereunder shall be treated as an expense thereof which shall be apportioned among the Series of the Fund in the manner provided in paragraph 9 of Article XIX hereof.

                                  ARTICLE III.

                   AUTHORITY OF THE CUSTODIAN AND SUBCUSTODIAN

         1. Except as otherwise provided in paragraph 7 of this Article and in
Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all money owned by it, at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated.

         2. The Custodian specifically authorizes the Fund to communicate directly with the Subcustodian concerning any and all matters pertaining to the custody of Securities and money of the Funds, and matters properly relating thereto, including those matters provided in Article IV through XVIII of this Agreement, and the Subcustodian shall be authorized to rely and act on any Instruction or Certificate given by the Fund to the Subcustodian pursuant to any provision thereof, so long as the Subcustodian continues to perform its duties and responsibilities hereunder. Custodian shall have no authority under this Agreement to alter, countermand or modify without the written consent of the Fund any Instruction or Certificate given directly by the Fund to the Subcustodian. The Fund agrees to promptly transmit to Custodian a copy of any Instructions or Certificate given to Subcustodian. It is expressly understood that nothing in this Agreement shall act to relieve Custodian of its duties and responsibilities as such to the Fund, except as provided in Article XIX of this Agreement; provided however, that Custodian shall have no liability or responsibility for any act or omissions of any Foreign Sub-Custodian, as are provided in Paragraph 8 of Article XVII hereof.

         3. For the performance of its duties and responsibilities specified hereunder, the Custodian shall be paid such compensation by the Fund, out of the net assets of the Fund, as the Fund and the Custodian shall agree in writing signed by both parties, which writing shall refer to and incorporate the provisions of this Agreement. In turn, for the performance of its duties and responsibilities specified hereunder, the Subcustodian shall be paid such compensation, which shall be paid by the Custodian, as the Custodian and Subcustodian shall agree in writing signed by both parties, which writing shall refer to and incorporate the provisions of this Agreement. At the election of the Custodian, the Custodian may direct the Fund, with the Fund's consent, to pay directly to the Custodian, out of the compensation owed to it by the Fund hereunder, the compensation owed by the Custodian to the Subcustodian. Any compensation paid by the Fund hereunder shall be treated as an expense thereof which shall be apportioned among the Series of the Fund in the manner provided in paragraph 9 of Article XIX hereof.

         4. The Custodian and the Subcustodian shall subject to the provisions of this Article and to Article XVII hereof, segregate, keep and maintain the assets of each Series separate and apart from assets held by the Custodian or the Custodian in any other capacity, and from assets of other Series. The Custodian or the Subcustodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and money is not finally collected. The Fund shall deliver to the Custodian and the Subcustodian a certified resolution of the Board of Trustees of the Fund, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian and the Subcustodian on a continuous and on-going basis to deposit therein, regardless of the Series to which the same are specifically allocated and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities collateral. Prior to a deposit of Securities specifically allocated to a Series in the Depository, the Fund shall deliver to the Custodian and the Subcustodian a certified resolution of the Board of Trustees of the Fund, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian and the Subcustodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian and the Subcustodian to deposit in the Depository all Securities specifically allocated to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of securities collateral. Securities and money deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian or the Subcustodian for customers, including, but not limited to, accounts in which the Custodian or the Subcustodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's or the Subcustodian's books to the separate account for the applicable Series. Prior to the Custodian's or the Subcustodian accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options for a Series as provided in this Agreement, the Custodian or the Subcustodian shall have received a certified resolution of the Fund's Board of Trustees, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian or the Subcustodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, or the Subcustodian to accept, utilize and act in accordance with such confirmations as provided in this Agreement with respect to such Series.

         5. Except as otherwise specifically provided in this Agreement, including, without limitation, as provided in paragraph 6 of Article IV hereof, or in another valid and binding agreement between Custodian and the Fund, or in Written Instructions delivered by the Fund, neither Custodian or Subcustodian shall (i) commingle or cause to be commingled Securities held for the Fund with securities or other assets of Custodian or Subcustodian or any Affiliate of Custodian or Subcustodian, (ii) take any action, or cause, suffer or permit the taking of any action, which results or would result in the creation, filing, attachment or placement of any right, charge, security interest, lien, encumbrance or claim of any kind (other than for the account of Custodian, Subcustodian or any Foreign Sub-Custodian as specifically permitted under this Agreement) with respect to any securities or cash held for the Fund, or (iii) otherwise receive, hold or transfer any Securities or assets of the Fund in a manner inconsistent with the requirements of the Investment Company Act; provided, however, that neither Custodian nor Subcustodian shall not be deemed to be in violation of this representation and warranty insofar as it takes any action, or refrains to take any action, pursuant to Oral or Written Instructions or a Certificate.

                                   ARTICLE IV.

                         CUSTODY OF SECURITIES AND MONEY

         1. The Subcustodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all money received by it for the account of the Fund with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Subcustodian only:

                  (a)      as hereinafter provided;

                  (b) pursuant to Certificates setting froth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

                  (c) in payment of the fees and in reimbursement of the expenses and liabilities of the Subcustodian attributable to such Series.

         2. Promptly after the close of business on each day, the Subcustodian shall furnish the Fund and the Custodian with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Fund for a Series, either hereunder or with any co-custodian or subcustodian appointed in accordance with this Agreement during said day. Where Securities are transferred to the account of the Fund for a Series, the Subcustodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Subcustodian (or its nominee) or shown on the Subcustodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Subcustodian shall furnish the Fund and the Custodian with a detailed statement, on a per Series basis, of the Securities and money held by the Subcustodian for the Fund.

         3. Except as otherwise provided in paragraph 6 of this Article and in
Article IX, all Securities held by the Subcustodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Subcustodian in that form; all other Securities held hereunder may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Subcustodian as the Subcustodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Subcustodian appropriate instruments to enable the Subcustodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Fund. The Subcustodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

         4. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Subcustodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Fund hereunder in accordance with preceding paragraph 3:

               (a) collect all income, dividends and distributions due or payable;

                  (b) give notice to the Fund and present payment and collect the amount payable upon such Securities which are called, but only if either (i) the Subcustodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Subcustodian without the prior notification or consent of the Fund, (it being agreed Subcustodian shall promptly send notice to Custodian and the Fund of any amendment it has made);

                  (c) present for payment and collect the amount payable upon all Securities which mature;

                    (d) surrender Securities in temporary form for definitive Securities;

                  (e) execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

                  (f) hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Subcustodian for such Series hereunder; and

                  (g) deliver to the Fund all notices, proxies, proxy soliciting materials, consents and other written information (including, without limitation, notices of tender offers and exchange offers, pendency of calls, maturities of Securities and expiration of rights) relating to Securities held pursuant to this Agreement which are actually received by the Subcustodian, such proxies and other similar materials to be executed by the registered owner (if Securities are registered otherwise than in the name of the Fund), but without indicating that manner in which proxies or consents are to be voted.

         5. Upon receipt of a Certificate and not otherwise, the Subcustodian, directly or through the use of the Book-Entry System or Depository, shall:

                  (a) execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities held by the Subcustodian hereunder for the Series specified in such Certificate may be exercised;

                  (b) deliver any Securities held by the Subcustodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issue or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

                  (c) deliver any Securities held by the Subcustodian hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments as may be issued to it to evidence such delivery;

                  (d) make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

                  (e) present for payment and collect the amount payable upon Securities not described in preceding paragraph 4(b) of this Article which may be called as specified in the Certificate.

         6. Notwithstanding any provision elsewhere contained herein, the Subcustodian shall not be required to obtain possession of any instrument or certificate representing any Futures Contract, any Option, or any Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instruments or certificates are available. The Fund shall deliver to the Subcustodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Subcustodian shall comply with
Section 17(f) of the Investment Company Act in connection with the purchase, sale, settlement, closing-out or writing of Futures Contracts, Options, or Futures Contract Options by making payments or deliveries specified in Certificates received by the Subcustodian in connection with any such purchase, sale, writing, settlement or closing-out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by the Subcustodian to be in the form customarily used by brokers, dealers, or futures commission merchants with respect to such Futures Contracts, Options, or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Subcustodian (or any nominee of the Subcustodian) as custodian for the Fund, provided, however, that notwithstanding the foregoing, payments to or deliveries from the Margin Account, and payments with respect to Securities to which a Margin Account relates, shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Subcustodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option, or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Subcustodian of such instrument or such certificate, and deliver and Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Subcustodian of payment therefor. Any such instrument or certificate delivered to the Subcustodian shall be held by the Subcustodian hereunder in accordance with, and subject to, the provisions of this Agreement.

                                   ARTICLE V.

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                    OTHER THAN OPTIONS, FUTURES CONTRACTS AND
                            FUTURES CONTRACT OPTIONS

         1. Promptly after each purchase of Securities by the Fund, other than a purchase of an Option, a Futures Contract, or a Futures Contract Option, the Fund shall deliver to the Subcustodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Subcustodian shall, upon receipt of Securities purchased by or for the Fund, pay to the broker specified in the Certificate out of the money held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

         2. Promptly after each sale of Securities by the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option, or any Reverse Repurchase Agreement, the Fund shall deliver to the Subcustodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each sale: (a) the Series to which such Securities were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Subcustodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Certificate against payment of the total amount payable to the Fund upon such Sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

                                   ARTICLE VI.

                                     OPTIONS

         1. Promptly after the purchase of any Option by the Fund, the Fund shall deliver to the Subcustodian a Certificate specifying with respect to each Option purchased: (a) the Series to which such Option is specifically allocated;
(b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of the Stock Index Options purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the total amount payable by the Fund in connection with such purchase, (h) the name of the Clearing Member through whom such Option was purchased; and (i) the name of the broker to whom payment is to be made. The Subcustodian shall pay upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Subcustodian (or any duly appointed and registered nominee of the Subcustodian) as subcustodian for the Fund, out of money held for the account of the Series to which such Option is to be specifically allocated, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.

         2. Promptly after the sale of any Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Subcustodian a Certificate specifying with respect to each such sale: (a) the Series to which such Option was specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Subcustodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Subcustodian of the total amount payable to the Fund, provided that the same conforms to the total amount payable as set forth in such Certificate.

         3. Promptly after the exercise by the Fund of any Call Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Subcustodian a Certificate specifying with respect to such Call Option: (a) the Series to which such Call Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Call Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid by the Fund upon such exercise; and
(g) the name of the Clearing Member through whom such Call Option was exercised. The Subcustodian shall, upon receipt of the Securities underlying the Call Option was exercised. The Subcustodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the money held for the account of the Series to which such Call Option was specifically allocated the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificates.

         4. Promptly after the exercise by the Fund of any Put Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Subcustodian a Certificate specifying with respect to such Put Option: (a) the Series to which such Put Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Put Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid to the Fund upon such exercise; and
(g) the name of the Clearing Member through whom such Put Option was exercised. The Subcustodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities specifically allocated to such Series, provided the same conforms to the amount payable to the Fund as set forth in such Certificate.

         5. Promptly after the exercise by the Fund of any Stock Index Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Subcustodian a Certificate specifying with respect to such Stock Index
Option: (a) the Series to which such Stock Index Option was specifically allocated; (b) the type of Stock Index Option (put or call); (c) the number of Options being exercised; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price: (g) the total amount to be received by the Fund in connection with such exercise; and (h) the Clearing Member from whom such payment is to be received. The Subcustodian shall make payment of the exercise price as so specified to the indicated Clearing Member, and upon receipt of the so specified total amount to be received credit the same to the account of the indicated Series.

         6. Whenever the Fund writes a Covered Call Option, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to such Covered Call Option: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Covered Call Option was written; and (g) the name of the Clearing Member through whom the premium is to be received. The Subcustodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate specifically allocated to such Series such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Subcustodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Subcustodian and not deposited with the Depository underlying a Covered Call Option.

         7. Whenever a Covered Call Option is written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Subcustodian a Certificate instructing the Subcustodian to deliver, or direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Fund upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Subcustodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate against payment of the amount to be received as set forth in such Certificate.

         8. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to such Put
Option: (a) the Series for which such Put Option was written; (b) the name of the issuer and the title and number of shares for which the Put Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Put Option is written; (g) the name of the Clearing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; and (i) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited into the Collateral Account for such Series. The Subcustodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Subcustodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Subcustodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

         9. Whenever a Put Option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Subcustodian a Certificate specifying: (a) the Series to which such Put Option was written; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; (d) the total amount payable by the Fund upon such delivery;
(e) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be withdrawn from the Collateral Account for such Series and (f) the amount of cash and/or the amount and kind of Securities, specifically allocated to such Series, if any, to be withdrawn from the Senior Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Subcustodian in connection with such Put Option, the Subcustodian shall pay out of the money held for the account of the Series to which such Put Option was specifically allocated the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificates against delivery of such Securities, and shall make the withdrawals specified in such Certificates.

         10. Whenever the Fund writes a Stock Index Option, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) whether such Stock Index Option is a put or a call; (c) the number of options written; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the Clearing Member through whom such Option was written; (h) the premium to be received by the Fund; (i) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; (j) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Collateral Account for such Series; and (k) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Subcustodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the Senior Security Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Subcustodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the Certificate, or
(2) make the deposits into the Margin Account specified in the Certificate.

         11. Whenever a Stock Index Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through whom such Stock Index Option is being exercised; (d) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Fund; (e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Senior Security Account for such Series; and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the Subcustodian shall l pay out of the money held for the account of the Series to which such Stock Index Option was specifically allocated to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.

         12. Whenever the Fund purchases any Option identical to a previously written Option described in paragraphs 6, 8 or 10 of this Article in a transaction expressly designed as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction; (b) the Series for which the Option was written; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of options held; (d) the exercise price; (e) the premium to be paid by the Fund;
(f) the expiration date; (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, a specified Margin Account, or the Senior Security Account for such Series. Upon the Subcustodian's payment of any premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Subcustodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

         13. Upon the expiration, exercise or consummation of a Closing Purchase Transaction with respect to any Option purchased or written by the Fund and described in this Article, the Subcustodian shall delete such Option from the statements delivered to the Fund pursuant to paragraph 2 of Article IV herein, and upon the return and/or cancellation of any receipts issued by the Subcustodian, shall make such withdrawals from the Collateral Account, and the Margin Account and/or the Senior Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.

ARTICLE VII.

FUTURES CONTRACTS

         1. Whenever the Fund shall enter into a Futures Contract, the Fund shall deliver to the Subcustodian a Certificate specifying with respect to such Futures Contract, (or with respect to any number of identical Futures contract(s)): (a) the Series for which the Futures contract is being entered;
(b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series; (h) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer or futures commission merchant to whom such amount is to be paid. The Subcustodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Subcustodian shall make payment out of the money specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and deposit in the Senior Security Account for such Series the amount of cash and/or the amount and kind of Securities specified in said Certificate.

         2. (a) Any variation margin payment or similar payment required to be made by the Fund to a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, shall be made by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

                  (b) Any variation margin payment or similar payment from a broker, dealer, or futures commission merchant to the Fund with respect to an outstanding Futures Contract, shall be received and dealt with by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

         3. Whenever a Futures Contract held by the Subcustodian hereunder is retained by the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Subcustodian a Certificate specifying:
(a) the Futures Contract and the Series to which the same relates; (b) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the Senior Security Account for such Series. The Subcustodian shall make the payment or delivery specified in the Certificate, and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 2 of Article IV herein.

         4. Whenever the Fund shall enter into a Futures Contract to offset a Futures Contract held by the Subcustodian a Certificate specifying: (a) the items of information required in a Certificate described in paragraph 1 of this Article, and (b) the Futures Contract being offset. The Subcustodian shall make payment out of the money specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and delete the Futures contract being offset from the statements delivered to the Fund pursuant to paragraph 2 of Article IV herein, and make such withdrawals from the Senior Security Account for such Series as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

         5. Notwithstanding any other provision in this Agreement to the contrary, the Subcustodian shall deliver cash and Securities to a futures commission merchant upon receipt of a Certificate from the Fund specifying: (a) the name of the futures commission merchant; (b) the specific cash and Securities to be delivered; (c) the date of such delivery; and (d) the date of the agreement between the Fund and such futures commission merchant entered pursuant to Rule 17f-6 under the Investment Company Act. Each delivery of such a Certificate by the Fund shall constitute (x) a representation and warranty by the Fund that the Rule 17f-6 agreement has been duly authorized, executed and delivered by the Fund and the futures commission merchant and complies with Rule 17f-6, and (y) an agreement by the Fund that the Subcustodian shall not be liable for the acts or omissions of any such futures commission merchant.

                                  ARTICLE VIII.

                            FUTURES CONTRACT OPTIONS

         1. Promptly after the purchase of any Futures Contract Option by the Fund, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series to which such Option is specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures contract underlying the Futures Contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Fund upon such purchase; (h) the name of the broker or futures commission merchant through whom such option was purchased; and (i) the name of the broker, or futures commission merchant, to whom payment is to be made. The Subcustodian shall pay out of the money specifically allocated to such Series, the total amount to be paid upon such purchase to the broker or futures commission merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

         2. Promptly after the sale of any Futures Contract Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to each such sale: (a) Series to which such Futures Contract Option was specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the broker or futures commission merchant through whom the sale was made. The Subcustodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Subcustodian of the total amount payable to the Fund, provided the same conforms to the total amount payable as set forth in such Certificate.

         3. Whenever a Futures Contract Option purchased by the Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Subcustodian a Certificate specifying: (a) the Series to which such Futures contract Option was specifically allocated; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise; (e) the name of the broker or futures commission merchant through whom the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Fund; (g) the amount, if any, to be received by the Fund; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Subcustodian shall make, out of the money and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

         4. Whenever the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series for which such Futures Contract Option was written; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Fund; (g) the name of the broker or futures commission merchant through whom the premium is to be received ;and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series. The Subcustodian shall, upon receipt of the premium specified in the Certificate, make out of the money and Securities specifically allocated to such Series the deposited into the Senior Security Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

         5. Whenever a Futures Contract Option written by the Fund which is a call is exercised, the Fund shall promptly deliver to the Subcustodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option exercised;
(c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant though whom such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Fund upon such exercise; (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Subcustodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

         6. Whenever a Futures Contract Option which is written by the Fund and which is a put is exercised, the Fund shall promptly deliver to the Subcustodian a Certificate specifying: (a) the Series to which such option was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Fund upon such exercise; (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Senior Security Account for such Series, if any. The Subcustodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in the Certificate, make out of the money and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         7. Whenever the Fund purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this Article in order to liquidate is position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series to which such Option is specifically allocated; (b) that the transaction is a closing transaction; (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Option Contract; (d) the exercise price; (e) the premium to be paid by the Fund; (f) the expiration date; (g) the name of the broker or futures commission merchant to whom the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account for such Series. The Subcustodian shall effect the withdrawals from the Senior Security Account specified in the Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

         8. Upon the expiration, exercise, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Fund and described in this Article, the Subcustodian shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of Article VII herein and, (b) make such withdrawals from and/or in the case of an exercise such deposits into the Senior Security account as may be specified in a Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Subcustodian in accordance with the terms and conditions of the Margin Account Agreement.

         9. Futures Contracts acquired by the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to Article VII hereof.

         10. Notwithstanding any other provisions in this Agreement to the contrary, the Subcustodian shall deliver cash and Securities to a futures commission merchant upon receipt of a Certificate from the Fund specifying: (a) the name of the futures commission merchant; (b) the specific cash and Securities to be delivered; (c) the date of such delivery; and (d) the date of the agreement between the Fund and such futures commission merchant entered pursuant to Rule 17f-6 under the Investment Company Act. Each delivery of such a Certificate by the Fund shall constitute (x) a representation and warranty by the Fund that the Rule 17f-6 agreement has been duly authorized, executed and delivered by the Fund and the futures commission merchant and complies with Rule 17f-6, and (y) an agreement by the Fund that the Subcustodian shall not be liable for the acts or omissions of any such futures commission merchant.

                                   ARTICLE IX.

                                   SHORT SALES

         1. Promptly after any short sales by any Series of the Fund, the Fund shall promptly deliver to the Subcustodian a Certificate specifying: (a) the Series for which such short sale was made; (b) the name of the issuer and the title of the Security; (c) the number of shares of principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement;
(e) the sale price per unit; (f) the total amount credited to the Fund upon such sale, if any; (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Senior Security Account, and (i) the name of the broker through whom such short sale was made. The Subcustodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Subcustodian (or any nominee of the Subcustodian) as custodian of the Fund, issue a receipt or make the deposits into the Margin Account and the Senior Security Account specified in the Certificate.

         2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to each such closing-out: (a) the Series for which such transaction is being made;
(b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of closing-out and settlement; (e) the purchase price per unit; (f) the net total amount payable to the Fund upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account;
(i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account; and (j) the name of the broker through whom the Fund is effecting such closing-out. The Subcustodian shall, upon receipt of the net total amount payable to the fund upon such closing-out, and the return and/or cancellation of the receipts, if any, issued by the Subcustodian with respect to the short sale being closed-out, pay out of the money held for the account of the Fund to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Senior Security Account, as the same are specified in the Certificate.

                                   ARTICLE X.

                          REVERSE REPURCHASE AGREEMENTS

         1. Promptly after the Fund enters a Reverse Repurchase Agreement with respect to Securities and money held by the Subcustodian hereunder, the Fund shall deliver to the Subcustodian a Certificate, or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions specifying: (a) the Series for which the Reverse Repurchase Agreement is entered; (b) the total amount payable to the Fund in connection with such Reverse Repurchase Agreement and specifically allocated to such Series; (c) the broker or dealer through or with whom the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and (f) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Senior Security Account for such Series in connection with such Reverse Repurchase Agreement. The Subcustodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate or Oral Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Senior Security Account, specified in such Certificate or Oral Instructions.

         2. Upon the termination of a Reverse Repurchase Agreement described in preceding paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions to the Subcustodian specifying: (a) the Reverse Repurchase Agreement being terminated and the Series for which same was entered; (b) the total amount payable by the Fund in connection with such termination; (c) the amount and kind of Securities to be received by the Fund and specifically allocated to such Series in connection with such termination;
(d) the date of termination; (e) the name of the broker or dealer with or through whom the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Senior Security Account for such Series. The Subcustodian shall, upon receipt of the amount and kind of Securities to be received by the Fund specified in the Certificate or Oral Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Senior Security Account, specified in such Certificate or Oral Instructions.

                                   ARTICLE XI.

                    LOAN OF PORTFOLIO SECURITIES OF THE FUND

         1. Promptly after each loan of portfolio Securities specifically allocated to a Series held by the Subcustodian hereunder, the Fund shall deliver or cause to be delivered to the Subcustodian a Certificate specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery; (e) the total amount to be delivered to the Subcustodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Subcustodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Subcustodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Subcustodian drawn on New York Clearing House funds and may delivery Securities in accordance with the customs prevailing among dealers in securities.

         2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Subcustodian a Certificate specifying with respect to each such loan termination and return of
Securities: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered by the Subcustodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate), and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Subcustodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the money held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.

         3. Subcustodian may lend securities of the Fund, and invest any collateral received in exchange for such Securities, only pursuant to a separate valid and binding securities lending agreement between Subcustodian and the Fund, the terms and conditions of which agreement shall govern the lending of any such Securities, the investment of any collateral, and related rights and obligations thereunder. Such Agreement may provide that in the case of any inconsistency between the terms of this Agreement and those of any such securities lending agreement, the terms and conditions of such latter agreement shall take precedence.

                                  ARTICLE XII.

              CONCERNING MARGIN ACCOUNTS, SENIOR SECURITY ACCOUNTS,
                             AND COLLATERAL ACCOUNTS

         The Subcustodian shall, from time to time, make such deposits to, or withdrawals from, a Senior Security Account as specified in a Certificate received by the Subcustodian. Such Certificate shall specify the Series for which such deposit or withdrawal is to be made and the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited in, or withdrawn from, such Senior Security Account for such Series. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Subcustodian into, or withdrawn from, a Senior Security Account, the Subcustodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.

         2. The Subcustodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

         3. Amounts received by the Subcustodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

         4. The Subcustodian shall have a continuing lien and security interest in and to any property at any time held by the Subcustodian in any Collateral Account described herein.

In accordance with applicable law the Subcustodian may enforce its lien and realize on any such property whenever the Subcustodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Subcustodian. In the event the Subcustodian should realize on any such property net proceeds which are less than the Subcustodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Subcustodian by the Fund within the scope of Article XV herein.

         5. On each business day the Subcustodian shall furnish the Fund with a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Subcustodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such Margin Account.

         6. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Subcustodian shall furnish the Fund with a statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Subcustodian a Certificate specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Subcustodian's obligations with respect to any outstanding Put Option guarantee letter or similar document, the fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.

         7. It is expressly understood as between Subcustodian and the Fund that the obligations and liabilities of each Series hereunder shall be maintained separate and apart from the liabilities and obligations of any other Series, and that under no circumstances may the assets of one Series be used or applied hereunder by the Subcustodian for the account or benefit of any other Series. Subcustodian further agrees that any liens or security interests which it holds with respect to the securities or assets of one Series may not be used to satisfy any obligations or claims owed to the Subcustodian under this Article XII or otherwise by any other Series.

                                  ARTICLE XIII.

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

         1. The Fund shall furnish to the Subcustodian a copy of the resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund on the payment date, or (ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Subcustodian to rely on Oral Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

         2. Upon the payment date specified in such resolution, Oral Instructions or Certificate, as the case may be, the Subcustodian shall pay out of the money held for the account of each Series the total amount payable to the dividend agent and any sub-dividend agent or co-dividend agent of the Fund with respect to such Series.

                                  ARTICLE XIV.

                          SALE AND REDEMPTION OF SHARES

         1. Whenever the Fund shall sell any Shares, it shall deliver to the Subcustodian a Certificate duly specifying:

     (a) the Series, the number of Shares sold, trade date, and price; and

                  (b) the amount of money to be received by the Subcustodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

         2. Upon receipt of such money from the transfer agent, the Subcustodian shall credit such money to the separate account in the name of the Series for which such money was received.

         3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Subcustodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

         4. Except as provided hereinafter, whenever the Fund desires the Subcustodian to make payment out of the money held by the Subcustodian hereunder in connection with a redemption of any Shares, it shall furnish to the Subcustodian a Certificate specifying:

                  (a)      the number and Series of Shares redeemed; and

                  (b)      the amount to be paid for such Shares.

         5. Upon receipt from the transfer agent of an advice setting forth the Series and number of Shares received by the transfer agent for redemption and that such Shares are in good form for redemption, the Subcustodian shall make payment to the transfer agent out of the money held in the separate account in the name of the Series the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

         6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Subcustodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the separate account of the Series of the Shares being redeemed.

                                   ARTICLE XV.

                           OVERDRAFTS OR INDEBTEDNESS

         1. If the Subcustodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the money held by the Subcustodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate or Oral Instructions, or which results in an overdraft in the separate account or such Series for some other reason, or if the Fund is for any other reason indebted to the Subcustodian with respect to a Series, including any indebtedness to The Bank of New York under the Fund's Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities for collateral pursuant to a separate agreement and subject to the provisions of paragraph 2of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Subcustodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Subcustodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Subcustodian shall have a continuing lien, security interest, and security entitlement in and to any property including any investment property or any financial asset specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Fund may have an interest which is then in the Subcustodian's possession or control or in possession or control of any third party acting in the Subcustodian's behalf. The Fund authorizes the Subcustodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Subcustodian's books. In addition, the Fund hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Fund had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 9 a.m., New York City time, advise the Subcustodian, in writing, of each such borrowing, shall specify the Series to which the same relates, and shall not incur any indebtedness not so specified other than from the Subcustodian.

         2. The Fund will cause to be delivered to the Subcustodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Subcustodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Subcustodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Subcustodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrowing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act and the Fund's prospectus. The Subcustodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Subcustodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Subcustodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities relates from collateral status to be returned directly to the Subcustodian, and the Subcustodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Subcustodian, the Subcustodian shall not be under any obligation to deliver any Securities.

                                  ARTICLE XVI.

                                  INSTRUCTIONS

         1. With respect to any software provided by the Subcustodian to the Fund in order for the Fund to transmit Instructions to the Subcustodian (the "Software"), the Subcustodian grants to such Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, the Subcustodian in connection with its account(s). The Fund shall use the Software solely for its own internal and proper business purposes, and not in the operation of a service bureau, and agrees not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of the Subcustodian. The Fund acknowledges that the Subcustodian and the suppliers have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either) or statutory or legal protections available with respect thereof. The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by the Subcustodian or its suppliers. The Fund shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without the Subcustodian's prior written consent. The Fund may not remove any statutory copyright notice, or other notice including the software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add statutory copyright notice or other notice to the Software or media upon the Bank's request. Subcustodian agrees to provide reasonable training, instruction manuals and access to Subcustodian's "help desk" in connection with the Fund's user support necessary to use of the Software. At the Fund's request, Subcustodian agrees to permit reasonable testing of the Software by the Fund.

         2. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to the Subcustodian. The Subcustodian shall not be responsible for the reliability, compatibility with the Software or availability of any such equipment or services or the performance or nonperformance by any nonparty to this Custody Agreement.

         3. The Fund acknowledges that the Software, all data bases made available to the Fund by utilizing the Software (other than data bases relating solely to the assets of the Fund and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Subcustodian. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of the Subcustodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Fund shall return to the Subcustodian all copies of the Information which are in its possession or under its control or which the Fund distributed to third parties. The provisions of this Articles shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

         4. The Subcustodian reserves the right to modify, at its own expense, the Software from time to time without prior notice and the Fund shall install new releases of the Software as the Subcustodian may direct. The Fund agrees not to modify or attempt to modify the Software without the Subcustodian's prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or the Subcustodian and whether with or without the Subcustodian's consent, shall become the property of the Subcustodian.

         5. The Subcustodian and its manufacturers and suppliers make no warranties or representations of any kind with regard to the Software or the method(s) by which the Fund may transmit Instructions to the Subcustodian, express or implied, including but not limited to any implied warranties of merchantability or fitness for a particular purpose.

         6. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND AGREES THAT IT WILL NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF THE SUBCUSTODIAN DELIVERS THE SOFTWARE TO THE FUND OUTSIDE THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH EXPORT ADMINISTRATIVE REGULATIONS. DIVERSION CONTRARY TO U.S. LAWS PROHIBITED. The Fund hereby authorizes Subcustodian to report its name and address to government agencies to which Subcustodian is required to provide such information by law.

         7. Where the method for transmitting Instructions by the Fund involves an automatic systems acknowledgment by the Subcustodian of its receipt of such Instructions, then in the absence of such acknowledgment the Subcustodian shall not be liable for any failure to act pursuant to such Instructions, the Fund may not claim that such Instructions were received by the Subcustodian, and the Fund shall deliver a Certificate by some other means.

         8. (a) The Fund agrees that where it delivers to the Subcustodian Instructions hereunder, it shall be the Fund's sole responsibility to ensure that only persons duly authorized by the Fund transmit such Instructions to the Subcustodian. The Fund will cause all persons transmitting Instructions to the Subcustodian to treat applicable user and authorization codes, passwords and authentication keys with extreme care, and irrevocably authorizes the Subcustodian to act in accordance with and rely on Instructions received by its pursuant hereto.

                  (b) The Fund hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Subcustodian and that there may be more secure methods of transmitting instructions to the Subcustodian than the method(s) selected by the Fund. The Fund hereby agrees that the security procedures (if any) to be followed in connection with the Fund's transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

         9. The Fund hereby represents, warrants and covenants to the Subcustodian that this Agreement has been duly approved by a resolution of its Board of Trustees, and that its transmission of Instructions pursuant hereto shall at all times comply with the Investment Company Act.

         10. The Fund shall notify the Subcustodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions as promptly as practicable, and in any event, within 24 hours after the earliest of (i) discovery thereof, (ii) the Business day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Subcustodian shall promptly advise the Fund whenever the Subcustodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Fund's ability to send Instructions.

         11. Subcustodian will indemnify and hold harmless the Fund with respect to any liability, damages, loss or claim or infringement against any patent, copyright, license or other property right arising out or by reason of the Fund's use of the Software in the form provided under this Section. Subcustodian at its own expense will defend such action or claim brought against the Fund to the extent that it is based on a claim that the Software in the form provided by Subcustodian infringes any patents, copyrights, license or other property right, provided that Subcustodian is provided with reasonable written notice of such claim, provided that the Fund has not settled, compromised or confessed any such claim without the Subcustodian's written consent, in which event Subcustodian shall have no liability or obligation hereunder, and provided Fund cooperates with and assists Subcustodian in the defense of such claim. Subcustodian shall have the rights to control the defense of all such claims, lawsuits and other proceedings. If, as a result of any claim of infringement against any patent, copyright, license or other property right, Subcustodian is enjoined from using the Software, or if Subcustodian believes that the System is likely to become the subject of a claim of infringement, Subcustodian at its option may in its sole discretion either (a) at its expenses procure the right for the Fund to continue to use the Software, or (b), replace or modify the Software so as to make it noninfringing, or (c) may discontinue the license granted herein upon written notice to Customer.

                                  ARTICLE XVII.

               DUTIES OF THE SUBCUSTODIAN WITH RESPECT TO PROPERTY
                 OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

         1. The Subcustodian is authorized and instructed to employ, as subcustodian for each Series' Securities for which the primary market is outside the United States ("Foreign Securities") and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designed on Schedule I hereto ("Foreign Sub-Custodians). The Fund may designate any additional foreign sub-custodian with which the Subcustodian has an agreement for such entity to act as the Subcustodian's agent, as its subcustodian and any such additional foreign sub-custodian shall be deemed added to Schedule I. Upon receipt of a Certificate from the Fund, the Subcustodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Fund's assets and such Foreign Sub-Custodian shall be deemed deleted from
Schedule I.

         2. Each delivery of a Certificate to the Subcustodian in connection with a transaction involving the use of a Foreign Sub-Custodian shall constitute a representation and warranty by the Fund that its Board of Trustees, or its third party foreign custody manager as defined in Rule 17f-5 under the Investment Company Act if any, has determined that use of such Foreign Sub-Custodian satisfies the requirements of the Investment Company Act and such Rule 17f-5 thereunder.

         3. The Subcustodian shall identify on its books as belonging to each Series of the Fund the Foreign Securities of such Series held by each Foreign Sub-Custodian. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Subcustodian with respect to any claims by the Fund or any Series against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Fund or any Series if and to the extent that the Fund or such Series has not been made whole for any such loss, damage, cost, expense, liability or claim.

         4. Upon request of the Fund, the Subcustodian will, consistent with the terms of the applicable Foreign Sub-Custodian agreement, use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Subcustodian on behalf of the Fund.

         5. The Subcustodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Series held by Foreign Sub-Custodian, including but not limited to an identification of entities having possession of each Series' Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for the Subcustodian on behalf of the Series.

         6. The Subcustodian shall transmit promptly to the Fund all notices, reports or other written information received pertaining to the Fund's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

         7. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         8. Notwithstanding any other provision in this Agreement to the contrary, with respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian the sole responsibility and liability of the Subcustodian shall be to take appropriate action, in cooperation with the Custodian, at the Fund's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that the Subcustodian's sole responsibility and liability for the actions and omissions of any Foreign Sub-Custodian shall be limited to amounts so recovered from the Foreign Sub-Custodian.

         9. Subcustodian shall promptly notify the Fund and the Custodian if (a) any Foreign Sub-Custodian employed under this Agreement ceases to be an `Eligible Foreign Subcustodian' within the meaning of rule 17f-5 under the Investment Company Act, or (b) the Subcustodian obtains actual knowledge that a Foreign Sub-Custodian has committed or become the subject of an Act of Insolvency.

                                 ARTICLE XVIII.

                                 FX TRANSACTIONS

         1. Whenever the Fund shall enter into an FX Transaction, the Fund shall promptly deliver to the Subcustodian a Certificate or Oral Instructions specifying with respect the such FX Transaction: (a) the Series to which such FX Transaction is specifically allocated; (b) the type and amount of Currency to be purchased by the Fund; (c) the type and amount of Currency to be sold by the Fund; (d) the date on which the Currency to be purchased is to be delivered; (e) the date on which the Currency to be sold is to be deliver; and (f) the name of the person from whom or through whom such currencies are to be purchased or sold. Unless otherwise instructed by a Certificate or Oral Instructions, the Subcustodian shall deliver, or shall instruction a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

         2. Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, the Subcustodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received by the Fund has been received in full.

         3. Any FX Transaction effected by the Subcustodian in connection with this Agreement may be entered with the Subcustodian, any office, branch or subsidiary of The Bank of New York Company, Inc., or any Foreign Sub-Custodian acting as principal or otherwise through customary banking channels, subject to the terms and conditions of any Instructions or Certificate issued by the Fund. The Fund may issue a standing Certificate with respect to FX Transaction but the Subcustodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or hold Currency. Without limiting the foregoing, the Fund shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Securities or any cash held outside the Fund's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another currency. The Subcustodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Subcustodian nor any Foreign Sub-Custodian shall be liable to the Fund for any loss resulting from any of the foregoing events.

                                  ARTICLE XIX.

                    CONCERNING THE CUSTODIAN AND SUBCUSTODIAN

         1. Except as hereinafter provided, or as provided in Article XVII, neither the Custodian nor the Subcustodian nor any nominee thereof, shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct or (ii) breach of the warranties in paragraph 17 of this Article. In no event shall the Custodian or Subcustodian be liable to the Fund, or any third party, nor shall the Subcustodian be liable to the Custodian, for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Custodian and the Subcustodian each may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Fund, or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian and the Subcustodian each shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or Subcustodian or any of its employees or agents.

         2. Without limiting the generality of the foregoing, neither the Custodian nor the Subcustodian shall be under any obligation to inquire into, and shall not be liable under this Agreement for:

                  (a) the validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the property of the amount paid or received therefor;

                  (b) the legality of the sale or redemption of any Shares, or the property of the amount to be received or paid therefor;

                    (c) the legality of the declaration or payment of any dividend by the Fund;

                  (d) the legality of any borrowing by the Fund using Securities as collateral;

                  (e) except as is provided in any securities lending agreement between the Custodian or the Subcustodian and the Fund, the legality of any loan of portfolio Securities, nor shall the Custodian or the Subcustodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. Neither Custodian nor the Subcustodian specifically, but not by way of limitation, shall be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, neither the Custodian nor the Subcustodian shall be under any duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to Article XI of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Subcustodian shall promptly notify the Fund and the Custodian in the event that such dividends or interest are not paid and received when due; or

                  (f) the sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Senior Security Account or Collateral Account in connection with transactions by the Fund. In addition, neither the Custodian nor the Subcustodian shall be under any duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Subcustodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Subcustodian's receipt or non-receipt of any such payment.

         3. Neither the Custodian nor the Subcustodian shall be liable for, or considered to be the Custodian or Subcustodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian or the Subcustodian, whichever the case may be, actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

         4. Neither the Custodian nor the Subcustodian shall have any responsibility and shall not be liable for ascertaining or acting upon any class, conversions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian or the Subcustodian, whichever the case may be, shall have actually received timely notice from the Depository. In no event shall the Custodian or the Subcustodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may be mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository the Custodian or the Subcustodian shall make a claim against the Depository on behalf of the Fund, except that neither the Custodian or the Subcustodian shall be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         5. Neither the Custodian nor the Subcustodian shall be under any duty or obligation to take action to effect collection of any amount due to the Fund from the transfer agent of the Fund nor to take any action to effect payment or distribution by the transfer agent of the Fund of any amount paid by the Custodian or the Subcustodian to the transfer agent of the Fund in accordance with this Agreement.

         6. Neither the Custodian nor the Subcustodian shall be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         7. The Subcustodian, with the consent of the Custodian, may in addition to the employment of Foreign Sub-Custodians pursuant to Article XVII appoint one or more banking institutions as Depository or Depositories, as Subcustodian or Subcustodians, or as Co-Custodian or Co-Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and money at any time owned by the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Subcustodian, the Fund and the appointed institution.

         8. Neither the Custodian nor the Subcustodian shall be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian or the Subcustodian, are such transactions as may properly be engaged in by the Fund.

         9. The Custodian and the Subcustodian each shall be entitled to receive and the Fund agrees to pay to the Custodian and the Subcustodian all out-of-pocket expenses as may be agreed upon from time to time between and/or among the Custodian, the Subcustodian and the Fund. The Subcustodian may charge any expenses with respect to a Series incurred by the Custodian or the Subcustodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series. Unless and until the Fund instructs the Custodian or the Subcustodian by a Certificate to apportion any loss, damage, liability or expense among the Series in a specified manner, the Custodian or the Subcustodian shall also be entitled to charge against any money held by it for the account of a Series such Series' pro rata share (based on the ratio of such Series' net asset value at the time of the charge to the aggregate net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. In addition to the foregoing, the expenses for which the Subcustodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of subcustodians and foreign branches of the Subcustodians incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

         10. The Custodian and the Subcustodian each shall be entitled to rely upon any Certificate, notice or other instrument in writing received by it and reasonably believed by it to be a Certificate. The Custodian and the Subcustodian each shall be entitled to rely upon any Oral Instructions actually received by it hereinabove provided for. The Fund agrees to forward to the Custodian and the Subcustodian a Certificate or facsimile thereof confirming such Oral Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian and the Subcustodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian or the Subcustodian. The Fund agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by the Subcustodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that neither the Custodian nor the Subcustodian shall incur any liability to the Fund in acting upon Oral Instructions given to the Custodian or the Subcustodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

         11. The Custodian and the Subcustodian each shall be entitled to rely upon any instrument, instruction or notice received by the Custodian or the Subcustodian and reasonably believed by the Custodian or the Subcustodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, neither the Custodian nor the Subcustodian shall be under any duty to inquire into, nor shall be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

         12. The books and records pertaining to the Fund which are in the possession of either the Custodian or the Subcustodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's and the Subcustodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian or the Subcustodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian or the Subcustodian its expenses of providing such copies. Upon reasonable request of the Fund, the Custodian or the Subcustodian shall provide in hard copy or on micro-film, whichever the Custodian or the Subcustodian on a computer disc, or are similarly maintained, and the Fund shall reimburse the Custodian or the Subcustodian for its expenses of providing such hard copy or micro-film.

         13. The Custodian or the Subcustodian shall provide the Fund with any report obtained by the Custodian or the Subcustodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

         14. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of, or in connection with, this Agreement, including any liability, claim, loss or demand arising out of or incurred by reason of any Instruction or Certificate given by the Fund directly to Subcustodian as provided in paragraph 4 of Article II hereof, except for any such liability, claim, loss or demand arising out of the Custodian's own negligence or willful misconduct, or breach of the warranties, if applicable, in paragraph 17 of this Article.

         15. The Fund and the Custodian, jointly and severally, each agree to indemnify the Subcustodian against and save the Subcustodian harmless from all liability, claims, losses and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with this Agreement, including the Subcustodian's payment or non-payment of checks pursuant to paragraph 6 of Article XIV as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss or demand arising out of the Subcustodian's own negligence or willful misconduct, or breach of the warranties in paragraph 17 of this Article.

         16. Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Article XVII and XVIII the Subcustodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payment to be made and received by the Subcustodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Subcustodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with the Subcustodian's delivery of Securities pursuant to instructions of the Fund, which responsibility and liability shall continue until final payment in full has been received by the Subcustodian.

         17. (a) Subcustodian represents and warrants that the computer software and hardware systems ("Systems") that are owned by Subcustodian and are used to provide services under this Agreement (the "Services") are 2000 Compliant or will be made 2000 Compliant before December 31, 1998.

As used herein, the term "2000 Compliant" means that the Systems will function without material error caused by the introduction of dates falling on or after January 1, 2000, and will not (a) fail or produce incorrect or inconsistent date results, or (b) cause any other programs or hardware owned by the Subcustodian to fail or to generate errors.

With respect to software and hardware that the Subcustodian licenses from third parties and uses in providing the Services ("Third Party Hardware and Software"), Subcustodian warrants that it has in place a program under which it will use commercially reasonable efforts either (a) to contact such third parties or their websites to obtain assurances that such Third Party Hardware and Software is 2000 Compliant, or (b) to test the same by June 30, 1999 to certify, in accordance with Subcustodian's standard practices that the Third Party Hardware and Software is 2000 Compliant.

If Subcustodian cannot so certify or obtain such assurances that any Third Party Hardware and Software is 2000 Compliant, Subcustodian will use commercially reasonable efforts to replace such Third Party Hardware and Software with hardware or software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with Subcustodian's Systems, and deemed by Subcustodian as appropriate under the circumstances.

In the event that Subcustodian has contracts with third party financial institution service providers to provide the Services or any portion thereof ("Third Party Services"), Subcustodian warrants that it has in place a program under which it will use commercially reasonable efforts to contact such providers of Third Party Services to obtain assurances that such Third Party Services are 2000 Compliant.

Notwithstanding the foregoing, the Fund and Custodian each acknowledges and agrees that Subcustodian does not warrant that Systems, Third Party Hardware and Software, and/or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by Customer or third parties, nor does Subcustodian warrant that any public utility, communications service provider, stock exchange or funds transfer network will be 2000 Compliant.

Either the Fund or Custodian shall have the right to discuss with Subcustodian the efforts made by Subcustodian under this Section, and Subcustodian promptly shall provide reasonable responses. If, during the period of time commencing December 1, 1998 and ending January 1, 2000, either the Fund or the Custodian in its sole discretion determines that Subcustodian has not taken sufficient measures to cause, or has not obtained written assurance that, as the case may be, the Systems, the Third Party Hardware and Software, or the Third Party Services are or by the respective dates listed above will be 2000 Compliant, then either the Fund or the Custodian shall have the right, upon 30 (thirty) days written notice to Subcustodian, to terminate this Agreement as to the Subcustodian without penalty at any time prior to January 1, 2000, anything in this Agreement to the contrary notwithstanding. In the event of any such termination, Subcustodian shall not charge either the Fund or the Custodian the costs and expenses of termination incurred by Subcustodian.

                  (b) The Fund and Custodian's sole remedy in the event of any breach by Subcustodian of any representation, warranty or agreement contained in immediately preceding sub-section (a) shall be the right, upon 30 (thirty) days written notice to Subcustodian, to terminate this Agreement as to the Subcustodian without penalty at any time, anything in this Agreement to the contrary notwithstanding. In the event of any such termination, Subcustodian shall not charge either the Fund or the Custodian the costs and expenses of termination incurred by Subcustodian. In no event shall Subcustodian be liable for any direct, indirect, special, consequential or punitive damages relating to or arising out of any breach by Subcustodian of any such representation, warranty, or agreement. The provisions of this sub-section (b) shall survive any termination or expiration of this Agreement.

                  (c) (1) The Fund hereby makes the same representations and warranties, and undertakes the same obligations, subject to the same remedy described in preceding sub-section (b) with respect to computer software or hardware owned by the Fund, software and hardware the Fund licenses from third parties, and services obtained by the Fund from third parties, that Subcustodian has made and undertaken in preceding sub-section (a), in each case to the extent such software, hardware, or services are utilized by the Fund in fulfilling its obligations to Subcustodian under this Agreement.

                           (2) The Fund and the Custodian each agrees to keep
confidential any information obtained from Subcustodian in or with respect to year 2000 compliance (the "Information"), by using the same care and discretion that the Fund and Custodian each uses with respect to its own confidential property and trade secrets, and shall not make nor permit any disclosure of all or any part of the Information without the prior written consent of Subcustodian. The Fund and the Custodian each further agrees not to contact any third party identified in the Information to discuss year 2000 compliance or issues related thereto. The obligation of the Fund and Custodian each to maintain such confidentiality and not to contact any such third party shall survive any termination of this Agreement.

                  (d) If the Custodian uses any Systems to provide any Services under this Agreement, Custodian shall be deemed to make the same warranties with respect to such Systems, and subject to the same terms and conditions, as are made by the Subcustodian under this paragraph 17, and shall be entitled to rely on the warranties made by the Fund under subparagraph (c)(1) of this paragraph.

                                   ARTICLE XX.

                                   TERMINATION

         1. Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $50,000,000 aggregate unimpaired capital, surplus and undivided profits. In the event such notice is given by the Custodian or the Subcustodian, the Fund shall, on or before the termination date, deliver to the Custodian and the Subcustodian a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bake or trust company having not less than $50,000,000 aggregate unimpaired capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate (unless the same shall be continued as provided in paragraph 3 of this Article), and the Subcustodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Fund and held by it as Subcustodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

         2. Notwithstanding the foregoing, the Fund may terminate this Agreement
(x) thirty (30) days after the material breach of this Agreement by Custodian or Subcustodian, which breach is not fully cured within such thirty days time, or
(y) immediately upon and effective as of the commission or occurrence of any Act of Insolvency by Custodian or Subcustodian. The Custodian similarly may terminate this Agreement as to Subcustodian for the reasons provided in, and in accordance with the provisions of, (x) and (y) of this paragraph. If either the Fund or the Custodian terminates this Agreement by reason of a breach or Act of Insolvency by Subcustodian, this Agreement shall be deemed terminated as to Subcustodian only and not as to Custodian, and the provisions of paragraph 3 of this Article thereupon shall govern this Agreement.

         3. Notwithstanding any other provisions of this Article, if either the Fund or the Custodian terminates this Agreement as to Subcustodian only, or if the Subcustodian terminates this Agreement as provided in paragraph 1 of this Article, this Agreement shall continue in full force and effect with respect to the Fund and the Custodian, and the Fund and the Custodian shall continue to be bound by the terms and conditions of this Agreement, either with (i) the Custodian performing all the duties and responsibilities of the Subcustodian hereunder, including but not limited to those duties and responsibilities specified in Articles IV through XVIII of this Agreement, and subject in all respects to the terms, conditions and limitations of this Agreement, or (ii) a successor Subcustodian which is mutually acceptable to the Fund and the Custodian and which has agreed in writing to be bound by this Agreement in its entirety, and perform all the duties and responsibilities specified herein as Subcustodian hereunder.

         4. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Custodian shall upon the date specified in the notice of termination of this Agreement and upon the delivery to it by the Subcustodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and the Subcustodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement as of that time.

                                  ARTICLE XXI.

                                  MISCELLANEOUS

         1. Annexed hereto as Appendix A is a Certificate signed by one of the present Authorized Persons of the Fund under its seal, setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Subcustodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Subcustodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the Authorized Persons as set forth in the last delivered Certificate.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to (i) the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 800 17th Street, N.W. Washington, DC 20006, or (ii) to the Subcustodian, shall be sufficiently given if addressed to the Subcustodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as the Custodian or the Subcustodian may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address for the Fund first above written, or at such other place as the Fund may from time to time designate in writing.

         4. This Agreement may not be amended or modified in any manner except by a written agreement executed by all parties with the same formality as this Agreement and approved by a resolution of the Board of Trustees of the Fund.

         5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian and the Subcustodian, by the Custodian without the written consent of the Fund and the Subcustodian, authorized or approved by a resolution of the Fund's Board of Trustees, or by the Subcustodian without the written consent of the Custodian and the Fund, authorized or approved by a resolution of the Fund's Board of Trustees.

         6. This Agreement shall be construed in accordance with the laws of the State of New York without given effect to conflict of laws principles thereof. Each party hereby consents to the nonexclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only on the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereunder affixed, as of the day and year first above written.

                                     RIGGS FUNDS

[SEAL]                               By:  /s/ Joseph S. Machi

Attest:

/s/ C. Grant Anderson

                                     RIGGS BANK, N.A.,
                                     AS CUSTODIAN

[SEAL]                               By:  /s/ Henry A. Dudley, Jr.
                                     Name:  Henry A. Dudley, Jr.
                                     Title:  Senior Executive Director
                                                 and
                                       Executive Vice President

Attest:

/s/ Mary B. LeMont


                                    THE BANK OF NEW YORK,
                                    AS SUBCUSTODIAN

[SEAL]                              By:  /s/ R. A. Shearer
                                    Name:  R. A. Shearer
                                   Title: Senior Vice President

Attest:

not attested

                                   APPENDIX A

     I, C. Grant Anderson, Assistant Secretary of RIGGS FUNDS, a Massachusetts business trust (the "Fund"), do hereby certify that:

The following persons have been duly authorized in conformity with the Fund's Declaration of Trust and By-Laws to execute any Certificate, instruction, notice or other instrument on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signature:



Name                                Position                                    Signature

Owen B. Burman                Director, Equity Research                 /s/ Owen B. Burman

Sean C. Fallon                Director, Performance and                 /s/ Sean Fallon
                              Fixed Income Research

E. Shepard Farrar             Assistant Director, Client Services       /s/ E. Shepard Farrar

Ranier D. Flores              Assistant Director, Operations            /s/ Ranier D. Flores

Joseph Konrad                 Director, Operations and                  /s/ Joseph E. Konrad
                              Technology

Christine J. Kyle             Assistant Director, Equity Trading        /s/ Christine J. Kyle

Ronald A. Marsilia            President and COO                         /s/ Ronald A. Marsilia

Kathleen B. Neumann           Director, Client Services                 /s/ Kathleen B. Neumann

Nathan Reischer               Director of Fixed Income and              /s/ Nathan Reischer
                              Chief Fixed Income Strategist

Michael Sahakian              Assistant Director, Client Services       /s/ Michael Sahakian

Philip D. Tasho               Chairman, CEO and CIO                     /s/ Philip D. Tasho

J. Christopher Donahue        Executive Vice President                  /s/ J. Christopher Donahue

Edward C. Gonzales            President and Treasurer                   /s/ Edward C. Gonzales

John W. McGonigle             Executive Vice President and              /s/ John W. McGonigle
                              Secretary

C. Grant Anderson             Assistant Secretary                       /s/ C. Grant Anderson


APPENDIX B

                                     SERIES


                      Riggs U.S. Treasury Money Market Fund
                                 Class R Shares
                                 Class Y Shares

                          Riggs Prime Money Market Fund
                                 Class R Shares
                                 Class Y Shares

                      Riggs U.S. Government Securities Fund
                                 Class R Shares

                                Riggs Stock Fund
                                 Class R Shares
                                 Class B Shares

                         Riggs Small Company Stock Fund
                                 Class R Shares
                                 Class B Shares

                                   APPENDIX C


         I, Richard A. Schearer, a Senior Vice President with THE BANK OF NEW YORK do hereby designate the following publications:


The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
JJ Kenney Municipal Bond Service
London Financial Times
New York Times
Standard & Poor's Called Bond Record
                               Wall Street Journal

                                    EXHIBIT A

                                  CERTIFICATION

         The undersigned, C. Grant Anderson, hereby certifies that he or she is the duly elected and acting Assistant Secretary of RIGGS FUNDS, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a meeting duly held on August 19, 1998, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

                  RESOLVED, that The Bank of New York, as Subcustodian pursuant to a Custody Agreement between and among The Bank of New York, Riggs Bank, N.A. and the Fund dated June 8, 1998, (the "Custody Agreement") and Riggs Bank, as Custodian under the Custody Agreement, each is authorized and instructed on a continuous and ongoing basis to deposit in the Book-Entry System, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Book-Entry System to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of RIGGS FUNDS, as of the 20th day of October, 1998.


                                                     /s/ C. Grant Anderson

[SEAL]

                                    EXHIBIT B

                                  CERTIFICATION

         The undersigned, C. Grant Anderson, hereby certifies that he or she is the duly elected and acting Assistant Secretary of RIGGS FUNDS, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a meeting duly held on August 19, 1998, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

                  RESOLVED, that The Bank of New York, as Subcustodian pursuant to a Custody Agreement between and among The Bank of New York, Riggs Bank, N.A. and the Fund dated June 8, 1998, (the "Custody Agreement") and Riggs Bank, as Custodian under the Custody Agreement, each is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Depository to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of RIGGS FUNDS, as of the 20th day of October, 1998.


                                                     /s/ C. Grant Anderson

[SEAL]

                                   EXHIBIT B-1

                                  CERTIFICATION

         The undersigned, C. Grant Anderson, hereby certifies that he or she is the duly elected and acting Assistant Secretary of RIGGS FUNDS, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a meeting duly held on August 19, 1998, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

                  RESOLVED, that The Bank of New York, as Subcustodian pursuant to a Custody Agreement between and among The Bank of New York, Riggs Bank, N.A. and the Fund dated June 8, 1998, (the "Custody Agreement") and Riggs Bank, as Custodian under the Custody Agreement, each is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Participants Trust Company as Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Participants Trust Company to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of RIGGS FUNDS, as of the 20th day of October, 1998.


                                                     /s/ C. Grant Anderson

[SEAL]

                                    EXHIBIT C

                                  CERTIFICATION

         The undersigned, C. Grant Anderson, hereby certifies that he or she is the duly elected and acting Assistant Secretary of RIGGS FUNDS, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a meeting duly held on August 19, 1998, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

                  RESOLVED, that The Bank of New York, as Subcustodian pursuant to a Custody Agreement between and among The Bank of New York, Riggs Bank, N.A. and the Fund dated June 8, 1998, (the "Custody Agreement") and Riggs Bank, as Custodian under the Custody Agreement, each is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary, to accept, utilize and act with respect to Clearing Member confirmations for Options and transaction in Options, regardless of the Series to which the same are specifically allocated, as such terms are defined in the Custody Agreement, as provided in the Custody Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of RIGGS FUNDS, as of the 20th day of October, 1998.


                                                     /s/ C. Grant Anderson

[SEAL]

                                    EXHIBIT D


         The undersigned, C. Grant Anderson, hereby certifies that he or she is the duly elected and acting Assistant Secretary of RIGGS FUNDS, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a meeting duly held on August 19, 1998, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

                  RESOLVED, that The Bank of New York, as Subcustodian pursuant to a Custody Agreement between and among The Bank of New York, Riggs Bank, N.A. and the Fund dated June 8, 1998, (the "Custody Agreement") and Riggs Bank, as Custodian under the Custody Agreement, each is authorized and instructed on a continuous and ongoing basis to act in accordance with, and to rely on Instructions (as defined in the Custody Agreement).

                  RESOLVED, that the Fund shall establish access codes and grant use of such access codes only to Authorized Persons of the Fund as defined in the Custody Agreement, shall establish internal safekeeping procedures to safeguard and protect the confidentiality and availability of user and access codes, passwords and authentication keys, and shall use Instructions only in a manner that does not contravene the Investment Company Act or the rules and regulations thereunder.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of RIGGS FUNDS, as of the 20th day of October, 1998.


                                                     /s/ C. Grant Anderson

[SEAL]